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                                                                  EXHIBIT(h)(6)


                                                        Dated: December 16, 2005


                                   Schedule A
                                     to the
                          Expense Limitation Agreement
                         Between The Coventry Group and
                    Boston Trust Investment Management, Inc.


                            OPERATING EXPENSE LIMITS



                                                     Maximum Operating
         Fund Name                                     Expense Limit*
         ---------                                     -------------


Boston Balanced Fund                                        1.00%

Boston Equity Fund                                          1.00%

Boston Trust Small Cap Fund                                 1.25%

Walden Social Balanced Fund                                 1.00%

Walden Social Equity Fund                                   1.00%



* Expressed as a percentage of a Fund's average daily net assets.